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                                                                   Exhibit 10.19
                                    AGREEMENT


         THIS AGREEMENT, dated this 12th day of January, 2000, by and between TOPS APPLIANCE CITY, INC., a New Jersey corporation having a place of business at 45 Brunswick Avenue, Edison, New Jersey 08818 ("TOPS") and CYBERSHOP HOLDING CORP., a New Jersey corporation having a place of business at 116 Newark Avenue, Jersey City, New Jersey 07302 ("Cybershop").

                               W I T N E S S E T H

         WHEREAS, TOPS and Cybershop entered into a certain Operating Agreement respecting Electronics.Net LLC (the "Joint Venture"), dated as of June 14, 1998 (the "Operating Agreement"); and

         WHEREAS, pursuant to the Operating Agreement, among other things TOPS and Cybershop formed the Joint Venture, which was intended to be a joint venture; and

         WHEREAS, TOPS entered into a Supply Agreement, dated June 14, 1998, with the Joint Venture; and

         WHEREAS, TOPS, Cybershop the Joint Venture desire to terminate their relationships pursuant to the Operating Agreement and the Supply Agreement, respectively, on the terms and conditions contained herein;

         NOW, THEREFORE, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do agree as follows:

                  1. The Supply Agreement between TOPS and the Joint Venture will be deemed to have terminated as of November 15, 1999. ("Effective Date").

                  2. A determination will be promptly prepared by Cybershop following the Effective Date of all tangible assets and all obligations of the Joint Venture through the Effective Date including fixed obligations after the Effective Date such as those under the Yahoo! agreement, the MSN agreement and severance obligations. We estimate such obligations to be $87,964 for Yahoo!, $63,000 for MSN and $28,366 for severance. The term tangible assets shall include cash, cash equivalents, inventory and accounts receivable. All other assets including fixed assets and intellectual property, excluding only the name and URL "Electronics.net", shall be valued at $1 for purposes hereof.

                  3. Both TOPS and Cybershop will cease to promote the name "electronics.net" no later than January 31, 2000. Thereafter Cybershop can continue to forward any hits on "electronics.net to its website without charge. In the event of any sale of the rights to the name and URL "Electronics.net" the net proceeds therefrom shall be distributed 51% to Cybershop and 49% to TOPS.

                  4. Based upon the determination either TOPS shall either pay to the Joint Venture the net amount due from TOPS to the Joint Venture or the Joint Venture shall pay to TOPS the net amount due from the Joint Venture to TOPS. In making this determination TOPS shall be treated as a 49% interest owner of the Joint Venture.

                  5. On the Effective Date the membership interest of TOPS shall be assigned to Cybershop without cost.

                  6. On the Effective Date the Joint Venture shall deliver title to the van currently used by it to TOPS in exchange for the payment by TOPS to the Joint Venture of $10,000.00.


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                  7. All notices and other communications to be made hereunder shall be in writing and shall be deemed to have been given when the same are either: (i) personally delivered; (ii) mailed, registered or certified mail, first class postage prepaid return receipt requested; or (iii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party at the address set forth above. Any party refusing delivery of a notice shall be charged with knowledge of its contents.

                  8. This Agreement shall be binding upon and insure to the benefit each of the parties hereto and their respective successors and permitted assigns by merger, consolidation, transfer of business and properties or otherwise.

                  9. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision never had been contained herein.

                  10. IN WITNESS WHEREOF, the parties hereto have caused their dully authorized officers to execute this Agreement and Acknowledgment the date and year first set forth above.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement and Acknowledgment the date and year first set forth above.

                                                       TOPS APPLIANCE CITY, INC.


                                                       By_______________________


                                                       CYBERSHOP HOLDING CORP.


                                                       By_______________________